As filed with the Securities and Exchange Commission on March 17, 2023.
Registration No. 333-268103

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE
AMENDMENT NO. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
PROMIS NEUROSCIENCES INC.
(Exact name of registrant as specified in its charter)
Canada (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	98-0647155 (I.R.S. Employer Identification Number)
Suite 200, 1920 Yonge Street
Toronto, Ontario
M4S 3E2
(416) 847-6898
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
C T Corporation System
1015 15th Street N.W., Suite 1000
Washington, D.C., 20005
(416) 847-6898
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Gail Farfel, Ph.D. Chief Executive Officer Suite 200, 1920 Yonge Street Toronto, Ontario M4S 3E2 Telephone: (416) 847-6898	Robert E. Puopolo Nicole Daley Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Telephone: (617) 570-1000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On November 1, 2022, we filed a registration statement on Form S-1 (File No. 333-268103) (as amended on November 4, 2022 and November 8, 2022, the “Registration Statement”) which registered for resale up to an aggregate of 1,729,694 of our common shares, no par value (“common shares”), which consisted of (i) up to 1,383,755 common shares that are issuable to certain of the Selling Shareholders that are party to that certain Unit Purchase Agreement, dated October 11, 2022 (the “Unit Purchase Agreement”); and (ii) up to 345,939 common shares that are issuable to certain of the Selling Shareholders that are party to the Unit Purchase Agreement upon the exercise of warrants to purchase our common shares that we issued to Selling Shareholders in a private placement that closed in connection with the Unit Purchase Agreement. The Registration Statement was declared effective by the SEC on November 9, 2022. This post-effective amendment is being filed to include information from our Annual Report on Form 10-K for the year ended December 31, 2022 that was filed on March 8, 2023. No additional securities are being registered under this post-effective amendment and all applicable registration and filing fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated March 17, 2023
PROSPECTUS
PROMIS NEUROSCIENCES INC.
Up to 1,383,755 Common Shares Underlying Units
Up to 345,939 Common Shares Underlying Warrants
This prospectus relates to the issuance by us and the resale by the selling security holders named in this prospectus (the “Selling Shareholders”) of up to an aggregate of 1,729,694 of our common shares, no par value (“common shares”), which consists of (i) up to 1,383,755 common shares that are issuable to certain of the Selling Shareholder that are party to the Unit Purchase Agreement, dated October 11, 2022 (the “Unit Purchase Agreement”); and (ii) up to 345,939 common shares that are issuable to certain of the Selling Shareholders that are party to the Unit Purchase Agreement upon the exercise of warrants to purchase our common shares that we issued to Selling Shareholders in a private placement that closed in connection with the Unit Purchase Agreement (the “Investor Warrants”) .
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities hereby registered. The Selling Shareholders may offer, sell, or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of our common shares by the Selling Shareholders pursuant to this prospectus. We will, however, receive the net proceeds of any Investor Warrants exercised for cash. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of our common shares. See “Plan of Distribution” beginning on page 18 of this prospectus.
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our common shares are listed on the Nasdaq and the TSX under the symbol “PMN.” On March 16, 2023, the closing sale price of our common shares as reported on Nasdaq was $4.68 and the closing sale price of our common shares on the TSX was C$6.10.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.
Our business and investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus and in the other documents that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission using the “shelf” registration process. Under this shelf registration process, the Selling Shareholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Shareholders of the securities offered by them described in this prospectus. We will not receive any proceeds from the sale of common shares underlying the Investor Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Investor Warrants.
We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the Selling Shareholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” included herein and contained in our filings incorporated herein by reference, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”
Unless otherwise indicated, all references to “$” or “US$” in this registration statement/prospectus refer to U.S. dollars, and all references to “C$” refer to Canadian dollars.
We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.
We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those risks discussed in our filings incorporated herein by reference. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “ProMIS,” “we,” “us,” “our,” and similar terms refer to ProMIS Neurosciences Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This registration statement/prospectus includes statements that express ProMIS’ opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this registration statement/prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, our ability to continue as a going concern, patent term expiration dates, prospects, growth, strategies and the markets in which ProMIS operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting ProMIS. Factors that may impact such forward-looking statements include:
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the anticipated amount, timing and accounting of contingent, milestone, royalty and other payments under licensing or collaboration agreements;

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tax positions and contingencies;

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research and development costs;

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compensation and other selling, general and administrative expense;

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amortization of intangible assets;

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foreign currency exchange risk;

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estimated fair value of assets and liabilities and impairment assessments;

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the potential impact of increased product competition in the markets in which we compete;

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patent terms, patent term extensions, patent office actions and expected availability and period of regulatory exclusivity;

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our plans and investments in our portfolio as well as implementation of our corporate strategy;

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the risk that the Company will maintain enough liquidity to execute its business plan and its ability to continue as a going concern;

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the drivers for growing our business, including our plans and intention to commit resources relating to discovery, research and development programs and business development opportunities as well as the potential benefits and results of, and the anticipated completion of, certain business development transactions;

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the expectations, development plans and anticipated timelines, including costs and timing of potential clinical trials, filings and approvals, of our products candidates and pipeline programs, including collaborations with third-parties, as well as the potential therapeutic scope of the development and commercialization of our and our collaborators’ pipeline product candidates, if approved;

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the timing, outcome and impact of administrative, regulatory, legal and other proceedings related to our patents and other proprietary and intellectual property rights, tax audits, assessments and settlements, pricing matters, sales and promotional practices, product liability and other matters;

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our ability to finance our operations and business initiatives and obtain funding for such activities;

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the direct and indirect impact of the COVID-19 pandemic on our business and operations, including expenses, reserves and allowances, the supply chain, manufacturing, cyber-attacks or other privacy or data security incidents, research and development costs, clinical trials and employees;

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inflation, market volatility and rising interest rates;

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the potential impact of healthcare reform in the United States (U.S.) and measures being taken worldwide designed to reduce healthcare costs and limit the overall level of government expenditures, including the impact of pricing actions and reduced reimbursement for our product candidates, if approved;

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the impact of the continued uncertainty of the credit and economic conditions in certain countries and our collection of accounts receivable in such countries;

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the risk that we become characterized as a passive foreign investment company;

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lease commitments, purchase obligations and the timing and satisfaction of other contractual obligations; and

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the impact of new laws (including tax), regulatory requirements, judicial decisions and accounting standards.

The forward-looking statements contained in this registration statement/prospectus are based on ProMIS’ current expectations and beliefs concerning future developments and their potential effects on ProMIS. There can be no assurance that future developments affecting ProMIS will be those that ProMIS has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond ProMIS’ control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” included herein and in our filings incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Moreover, the occurrence of the events described in the “Risk Factors” section included herein and in our filings incorporated herein by reference and elsewhere in this registration statement/prospectus may adversely affect ProMIS. ProMIS will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus and any applicable prospectus supplement constitute a part of the registration statement, but do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an Internet website that contains reports, proxy and information statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.
We also maintain an internet website at www.promisneurosciences.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023; and

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the description of our capital stock set forth in Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
We will provide to each person, upon written or oral request, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, but not delivered with the prospectus. You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:
ProMIS Neurosciences Inc.
Suite 200, 1920 Yonge Street
Toronto, Ontario
M4S 3E2
(416) 847-6898

PROSPECTUS SUMMARY
The following summary highlights selected information included in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider or that may be important to you in making an investment decision. You should carefully read the entire prospectus before making an investment in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”
Overview
ProMIS has in-licensed a patented technology platform with the potential to deliver a portfolio of antibody therapies, therapeutic vaccines, and other therapies derived from antibodies for neurodegenerative diseases and other misfolded protein diseases, which may include Alzheimer’s disease, multiple system atrophy, amyotrophic lateral sclerosis, frontotemporal lobar degeneration, progressive supranuclear palsy, corticobasal degeneration (respectively, AD, MSA, ALS, FTLD, PSP, CBD) and schizophrenia. A common biologic cause contributes to each of these conditions, in that misfolded versions of proteins which normally perform a needed function can cause neuronal degeneration and death when misfolded, contributing to morbidity and mortality. ProMIS’ technology platform is an example of the advances in drug discovery enabled by computational power, in silico discovery, and/or artificial intelligence. We believe this platform provides a potential advantage by selectively targeting the toxic misfolded proteins with therapeutics.
ProMIS’ Platform Technology
ProMIS’ scientific foundation is centered on the growing knowledge base relating to diseases characterized by the presence of abnormal, misfolded proteins. Genetic and experimental research in the neuroscience community has demonstrated that propagating, neurotoxic, misfolded proteins (also referred to as prion-like particles or toxic soluble oligomers) are fundamental drivers of multiple neurodegenerative diseases, including AD, MSA, and ALS. ProMIS’ platform technology allows for the identification of conformational epitopes that become exposed on toxic, misfolded forms of a given protein but are not present on the properly folded form of the same protein. Such disease-specific epitopes (DSEs) can then be used to generate therapeutic antibody candidates that selectively target toxic forms of the protein without interfering with essential functions of the healthy protein.
The ability to model protein misfolding in silico to predict target epitopes restricted to toxic, misfolded forms of a protein was a transformational advance for the development of therapeutic antibodies in terms of speed and quality of the antibodies generated. Earlier methods using less defined immunogens, such as synthetic protein aggregates, relied on chance and extensive screening to identify promising antibody clones, and could never quite achieve strict selectivity for the toxic, misfolded protein. The Company first licensed exclusive rights to ProMISTM target epitope identification technology from the University of British Columbia (UBC) to predict novel DSEs on the molecular surface of misfolded proteins. ProMISTM is an “in silico” rational selection approach that could be applied to any protein where the normal folding structure is at least partially known. The Company subsequently acquired a worldwide license from UBC to “Collective Coordinates,” a computational algorithm employing thermodynamics and statistical mechanics to model protein misfolding. This proprietary computational discovery platform provides a unique and robust engine to predict DSEs on the molecular surface of misfolded proteins. The amino acid sequence of the toxic, misfolded form and the healthy, properly folded form of a target protein are the same but they differ in their conformation. The ProMIS platform offers the ability to identify targets (epitopes) unique to the toxic, misfolded form. Cyclic peptides containing the conformational epitopes are created and used to immunize mice or rabbits to generate selective monoclonal antibodies (mAbs) that are designed to attack the disease-causing form of the protein without interfering with the healthy form of the same protein. The mAbs raised in animals are humanized (the critical binding regions are inserted into a human antibody framework) for potential use in patients. We believe the ProMIS approach has the potential to produce more effective and safer antibodies compared to traditional methods of immunization with whole proteins/peptides or aggregates which result in pan-reactive antibodies that cross-react with all forms of a target protein. The lack of selectivity of such antibodies dilutes their efficacy by binding to non-toxic forms of the protein and can potentially interfere with the function of the properly folded protein.
Our Pipeline
We are developing a pipeline of antibodies aimed at selectively targeting misfolded toxic forms of proteins that drive neurodegenerative diseases without interfering with the essential functions of the same properly folded proteins.

1
The Company may consider additional synucleinopathies, including Parkinson’s disease and Lewy Body dementia.

*
Arrows denote the stage of each program

ADDITIONAL DEVELOPMENT PROGRAMS

1
Initial indication

*
Arrows denote the stage of each program

ProMIS’ Objectives for 2023
The Company plans to pursue the following key objectives for 2023:
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Submit the U.S. investigational new drug application (“IND”) for PMN310 and initiate the first Phase 1 clinical study, subject to feedback from the U.S. Food and Drug Administration (the “FDA”).

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Advance one additional promising proprietary antibody into preclinical development.

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Conduct further preclinical validation and development on the amyloid vaccine program.

Corporate Structure
ProMIS Neurosciences Inc. was incorporated on January 23, 2004 under the name 4203801 Canada Inc. pursuant to the Canada Business Corporations Act (CBCA). The Company changed its name to Amorfix Life Sciences Ltd. on August 24, 2004 and to ProMIS Neurosciences Inc. effective July 8, 2015. On June 21, 2022, the directors of the Company authorized a reverse share split of the issued and outstanding common shares in a ratio of 60:1, effective June 28, 2022 (the Reverse Share Split). All information included in this prospectus has been adjusted to reflect the Reverse Share Split. Unless otherwise stated herein, all share and per share numbers relating to the Company’s common shares prior to the effectiveness of the Reverse Share

Split have been adjusted to give effect to the Reverse Share Split, including the consolidated financial statements and notes thereto. The Company’s common shares are listed on Nasdaq and the TSX under the symbol, “PMN.”
Our head office is located at 1920 Yonge Street, Suite 200, Toronto, Ontario, Canada M4S 3E2 and our registered and records office is located at 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7. Our telephone number is (416) 847-6898 and our website address is www.promisneurosciences.com. The information provided on our website is not part of this prospectus.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:
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Reduced disclosure about our executive compensation arrangements;

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Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;

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Our election under Section 107(b) of the JOBS Act to delay adoption of new or revised accounting standards with different effective dates for public and private companies until those standards would otherwise apply to private companies; and

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Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC or if we issue more than $1.0 billion of non-convertible debt over a three-year period.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.
You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this prospectus.
On July 8, 2022, the Company’s common shares began trading on Nasdaq under the symbol “PMN”. The Company is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and is required to comply with all other obligations of the Exchange Act applicable to issuers with securities registered pursuant to Section 12(b) of the Exchange Act.

 THE OFFERING
Issuer:
ProMIS Neurosciences Inc.
Common shares offered by the Selling Shareholders:

1,729,694 common shares, consisting of:
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1,383,755 common shares that are issuable to certain of the Selling Shareholders that are party to the Unit Purchase Agreement; and

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345,939 common shares that are issuable or potentially issuable upon the exercise of all the Investor Warrants (after giving effect to certain potential anti-dilution adjustments).

Shares of common shares outstanding prior to this offering:

8,579,284 shares (as of March 8, 2023)
Conversion price of Investor
Warrants:

$7.50 per share
Terms of the offering
The Selling Shareholders will determine when and how they will dispose of the common shares registered under this prospectus for resale.
Use of proceeds
The Selling Shareholders will receive the proceeds from the sale of shares of common shares offered hereby. We will not receive any proceeds from the sale of common shares by the Selling Shareholders.
Risk factors
See “Risk Factors” included herein and in the documents incorporated by reference and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.
Ticker symbols
Our common shares are listed on the Nasdaq and the TSX under the symbol “PMN”.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below, as well as above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and its financial condition and results of operations.
Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. Similarly, on March 12, 2023, Signature Bank and Silvergate Capital Corp. were each swept into receivership. Although a statement by the Department of the Treasury, the Federal Reserve and the FDIC indicated that all depositors of SVB would have access to all of their money after only one business day of closure, including funds held in uninsured deposit accounts, borrowers under credit agreements, letters of credit and certain other financial instruments with SVB, Signature Bank or any other financial institution that is placed into receivership by the FDIC may be unable to access undrawn amounts thereunder. If any of our lenders or counterparties to any such instruments were to be placed into receivership, we may be unable to access such funds. In addition, if any parties with whom we conduct business are unable to access funds pursuant to such instruments or lending arrangements with such a financial institution, such parties’ ability to pay their obligations to us or to enter into new arrangements requiring additional payments to us could be adversely affected. In this regard, counterparties to SVB credit agreements and arrangements, and third parties such as beneficiaries of letters of credit (among others), may experience direct impacts from the closure of SVB and uncertainty remains over liquidity concerns in the broader financial services industry. Similar impacts have occurred in the past, such as during the 2008-2010 financial crisis. Upon the events discussed above, we had initial exposure to SVB, with cash and cash equivalents held in SVB in the low hundred thousand range, but did not experience any adverse impact to our liquidity or to our current and projected business operations, financial condition or results of operations.
Inflation and rapid increases in interest rates have led to a decline in the trading value of previously issued government securities with interest rates below current market interest rates. Although the U.S. Department of Treasury, FDIC and Federal Reserve Board have announced a program to provide up to $25 billion of loans to financial institutions secured by certain of such government securities held by financial institutions to mitigate the risk of potential losses on the sale of such instruments, widespread demands for customer withdrawals or other liquidity needs of financial institutions for immediately liquidity may exceed the capacity of such program. Additionally, there is no guarantee that the U.S. Department of Treasury, FDIC and Federal Reserve Board will provide access to uninsured funds in the future in the event of the closure of other banks or financial institutions, or that they would do so in a timely fashion.
Although we assess our banking relationships as we believe necessary or appropriate, our access to funding sources and other credit arrangements in amounts adequate to finance or capitalize our current and projected future business operations could be significantly impaired by factors that affect us or the financial institutions with which we have banking relationships. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which we have financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.
The results of events or concerns that involve one or more of these factors could include a variety of material and adverse impacts on our current and projected business operations and our financial condition and results of operations. These could include, but may not be limited to, the following:
•
Delayed access to deposits or other financial assets or the uninsured loss of deposits or other financial assets;

•
Delayed or lost access to, or reductions in borrowings available under any future revolving credit facilities or other working capital sources and/or delays, inability or reductions in our ability to refund, roll over or extend the maturity of, or enter into new credit facilities or other working capital resources;

•
Potential or actual breach of contractual obligations that require us to maintain letters of credit or other credit support arrangements; or

•
Termination of cash management arrangements and/or delays in accessing or actual loss of funds subject to cash management arrangements.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses, financial obligations or fulfill our other obligations, result in breaches of our financial and/or contractual obligations or result in violations of federal or state wage and hour laws. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have material adverse impacts on our liquidity and our current and/or projected business operations and financial condition and results of operations.
In addition, any further deterioration in the macroeconomic economy or financial services industry could lead to losses or defaults by our suppliers, which in turn, could have a material adverse effect on our current and/or projected business operations and results of operations and financial condition. In addition, a supplier could be adversely affected by any of the liquidity or other risks that are described above as factors that could result in material adverse impacts on us, including but not limited to delayed access or loss of access to uninsured deposits or loss of the ability to draw on existing credit facilities involving a troubled or failed financial institution. Any supplier bankruptcy or insolvency, or any breach or default by a supplier, or the loss of any significant supplier relationships, could have a material adverse impact on our business.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of our common shares in this offering. We will receive proceeds from the exercise of the Investor Warrants but not on the sale of the common shares underlying the Investor Warrants. The Selling Shareholders will receive all of the proceeds from this offering. We will, however, receive the net proceeds of any Investor Warrants exercised for cash. Proceeds, if any, received from the exercise of such Investor Warrants will be used for working capital for general corporate purposes. No assurances can be given that any of such Investor Warrants will be exercised. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus, including all registration and filing fees, and fees and expenses for our counsel and our independent registered public accountants.

DETERMINATION OF OFFERING PRICE
The offering price of the common shares underlying the Investor Warrants offered hereby is determined by reference to their exercise price of $7.50 per share.
We cannot currently determine the price or prices at which shares of common shares may be sold by the Selling Shareholders under this prospectus.

SELLING SHAREHOLDERS
This prospectus relates to the resale by the Selling Shareholders from time to time of up to 1,729,694 of our common shares. The Selling Shareholders may from time to time offer and sell any or all of the common shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Shareholders” includes the persons listed in the table below, together with any additional selling shareholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interests in the common shares, other than through a public sale.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Shareholders, certain information as of August 29, 2022 regarding the beneficial ownership of our common shares by the Selling Shareholders and the common shares being offered by the Selling Shareholders. The applicable percentage ownership of common shares is based on approximately 8,579,284 common shares outstanding as of March 8, 2023. Information with respect to common shares owned beneficially after the offering assumes the sale of all of the common shares registered hereby. The Selling Shareholders may offer and sell some, all or none of their common shares.
Except as set forth in the footnotes below, none of the Selling Shareholders has had a material relationship with us other than as a shareholder at any time within the past three years or has ever been an officer or director of one of our affiliates. Each of the Selling Shareholders has acquired (or will acquire) the common shares to be resold hereunder in the ordinary course of business and, at the time of acquisition, none of the Selling Shareholders was a party to any agreement or understanding, directly or indirectly, with any person to distribute the common shares to be resold by such Selling Shareholders under this Registration Statement of which this prospectus forms a part.
Since a Selling Shareholder may sell, some or none of the common shares that it holds that are covered by this prospectus, and because the offering contemplated by this prospectus is not underwritten, no estimate can be given as to the number of our common shares that will be held by Selling Shareholders upon the termination of the offering. The information set forth in the following table regarding the beneficial ownership after the resale of shares is based upon the assumption that the Selling Shareholders will sell all of the common shares covered by this prospectus.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us that Selling Shareholders have sole voting and investment power with respect to all common shares that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Shareholders, no Selling Shareholders is a broker-dealer or an affiliate of a broker dealer.
Please see the section titled “Plan of Distribution” in this prospectus for further information regarding the Selling Shareholders’ method of distributing these shares.

	Shares Underlying the Units				Shares Underlying the Investor Warrants
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Norton Capital, LLC	22,223(1)	22,223	0	—	5,556	5,556	0	—
Welch Family Heritage Trust I	310,329(2)	277,778	32,551(2)	*%	69,445	69,445	0	—
Clayton A. Struve	44,444	44,444	0	—	11,111	11,111	0	—
T J Brown Living Trust	13,029(3)	4,630	8,399(3)	*%	1,158	1,158	0	—
H. Edward Dobroski	76,319(4)	43,768	32,551(4)	*%	10,942	10,942	0	—
Umberto Stangarone	8,333	5,000	3,333	*%	1,250	1,250	0	—
Shaf QIC LLC	400,000(5)	400,000	0	—	100,000	100,000	0	—
Deborah Rand	11,140(6)	4,630	6,510(6)	*%	1,158	1,158	0	—
Gerald A. Tomsic 1995 Trust	25,000(7)	25,000	0	—	6,250	6,250	0	—
Samuel H. Kennedy	5,163	5,163	0	—	1,290	1,290	0	—
The Jonathan M. Peacock Trust	25,000(8)	25,000	0	—	6,250	6,250	0	—
Daniel S. Bernstein	11,510(9)	5,000	6,510(9)	*%	1,250	1,250	0	—
Lars Bader	20,000	20,000	0	—	5,000	5,000	0	—
Title 19 Promis	912,536(10)	106,391	806,145(10)	8.51%	26,597	26,597	0	—
KPC Investment LLC	362,950(11)	56,700	306,250(11)	3.37%	14,175	14,175	0	—
DSN Ventures LLC	50,000(12)	50,000	0	—	12,500	12,500	0	—
JAK II LLC	375,550(13)	69,300	306,250(13)	3.37%	17,325	17,325	0	—
Quick Capital LLC	10,000(14)	10,000	—	—	2,500	2,500	0	—
Douglas A. Gordon Revocable Trust	83,375(15)	27,777	55,598(15)	*%	6,944	6,944	0	—
Jeremy M. Sclar 2012 Irrevocable Family Trust	895,910(16)	104,869	791,041(16)	8.50%	26,217	26,217	0	—
William Copeland	16,082	16,082	0	—	4,021	4,021	0	—
NewCo DE 22 Inc.	50,000(17)	50,000	0	—	12,500	12,500	0	—
Stephen J. Farr	10,000	10,000	0	—	2,500	2,500	0	—

*
Represents less than 1%

(1)
Robert Norton has voting and dispositive power over the securities held by Norton Capital, LLC.

(2)
Alexandra Welch has voting and dispositive power over the securities held by Welch Family Heritage Trust. Includes 6,510 common shares underlying currently exercisable warrants.

(3)
Toliver Brown Jackson Brown Jr. has voting and dispositive power over the securities held by T J Brown Living Trust. Includes 1,302 common shares underlying currently exercisable warrants.

(4)
Includes 6,510 common shares underlying currently exercisable warrants.

(5)
Jonathan S. Shafmaster has voting and dispositive power over the securities held by Shaf QIC LLC.

(6)
Includes 1,302 common shares underlying currently exercisable warrants.

(7)
Gerald Tomsic has voting and dispositive power over the securities held by the Gerald A. Tomsic 1995 Trust.

(8)
Jonathan Peacock has voting and dispositive power over the securities held by The Jonathan M. Peacock Trust.

(9)
Includes 1,302 common shares underlying currently exercisable warrants.

(10)
Michael Gordon has sole voting and dispositive power over the securities held by Title 19 Promis. Includes (i) 500,000 Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis; (ii) 51,562 common shares underlying currently exercisable warrants; (iii) and 48,333 common shares held in a trust for which Mr. Gordon’s spouse serves as trustee.

(11)
Robert K. Kraft has voting and dispositive power over the securities held by KPC Venture Capital LLC. Includes 150,000 Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis.

(12)
David S. Nagelberg has voting and dispositive power over the securities held by DSN Ventures LLC.

(13)
Jonathan A. Kraft has voting and dispositive power over the securities held by JAK II LLC. Includes Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis.

(14)
Eilon D. Natan has voting and dispositive power over the securities held by Quick Capital LLC.

(15)
Douglas A. Gordon has voting and dispositive power over the securities held by the Douglas A. Gordon Revocable Trust. Includes (i) 25,000 Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis; and (ii) 6,119 common shares underlying currently exercisable warrants.

(16)
The information is based on a Schedule 13G filed with the SEC on February 3, 2023. Richard A. Marks has voting and dispositive power over the securities held by the Jeremy M. Sclar 2012 Irrevocable Family Trust. Jeremy Sclar has voting and dispositive power over securities held by Crocker Mountain LLC. Includes (i) 340,833 common shares held by Crocker Mountain LLC over which Mr. Sclar has sole voting and dispositive power; (ii) 150,000 Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis; (iii) 85,208 common shares underlying currently exercisable warrants held by Crocker Mountain LLC; (iv) 150,000 Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis held by Crocker Mountain LLC; and 65,000 common shares held in a trust for which Mr. Sclar’s spouse serves as trustee.

(17)
Shalom Auerbach has voting and dispositive power over the securities held by Newco DE 22, Inc.

PLAN OF DISTRIBUTION
We are registering 1,729,694 common shares underlying Units and Warrants previously issued to the Selling Shareholders to permit the resale of these shares by the holders of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common shares. We will bear all fees and expenses incident to our obligation to register the common shares.
The Selling Shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the writing of options, whether such options are listed on an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales;

•
through the distribution of the common shares by any Selling Shareholders to its partners, members or shareholders;

•
through one or more underwritten offerings on a firm commitment or best efforts basis;

•
sales pursuant to Rule 144;

•
broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The Selling Shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.
Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any Selling Shareholder will sell any or all of the common shares registered pursuant to the Registration Statement of which this prospectus forms a part.
The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.
We will pay all expenses of the registration of the common shares pursuant to the Registration Statement to which this prospectus forms a part; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act, in accordance with any registration rights agreement entered into between us and a Selling Shareholder, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with any registration rights agreement entered into between us and a Selling Shareholder, or we may be entitled to contribution.
Once sold under the Registration Statement of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by McMillan LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.
EXPERTS
The financial statements of ProMIS as of and for the years ended December 31, 2022 and 2021 incorporated by reference in this Registration Statement have been audited by Baker Tilly US, LLP, independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.
ENFORCEMENT OF JUDGMENTS
We are incorporated under the federal laws of Canada. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would recognize or enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.
Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses payable by the registrant in connection with the offering described in this registration statement. All amounts are estimates except the SEC registration fee.
SEC expenses	$1,149
Accounting fees and expenses	25,000
Legal fees and expenses	120,000
Miscellaneous	10,000
Total(1)	$156,149

(1)
Discounts, concessions, commissions and similar selling expenses attributable to the sale of common shares covered by this prospectus will be borne by the Selling Shareholders. We have previously paid all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.

Item 14.
Indemnification of Directors and Officers.

Under the CBCA, the Company may indemnify its current or former directors or officers or another individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity. The CBCA also provides that the Company may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.
However, indemnification is prohibited under the CBCA unless the individual:
•
acted honestly and in good faith with a view to the Company’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and

•
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Company’s by-laws provide it may indemnify, subject to the CBCA, each of its current directors or officers or former directors or officers of the Company or of a corporation of which the Company is or was a shareholder or creditor and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them in respect of any civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director or officer of the Company or a director or officer of such corporation, including any action brought by the Company or any such corporation.
The Company maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.
Item 15.
Recent Sales of Unregistered Securities.

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are new issues, securities issued in exchange for property, services or other securities and new securities resulting from the modification of outstanding securities. The Company sold all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder. The information presented below with respect to securities sold or granted and the exercise price of certain securities has been adjusted to account for the Reverse Share Split.
2020
On February 25, 2020, the Company reported a total of 79,838 of the Common Share purchase warrants issued on February 10 and February 21, 2017 in a non-brokered private placement were exercised at a price of C$12.00 per Common Share for gross proceeds of C$958,051, which warrants expired on February 21, 2020.
On February 28, 2020, the Company granted 6,667 Stock Options with an exercise price per Stock Option of C$12.00 to certain directors, executives and employees. No consideration was received by the Company for the issuance.
On March 24, 2020, the Company announced that it had received TSX approval to reprice to C$7.80 each, in aggregate, 736,376 outstanding warrants issued between August 9, 2017 and December 30, 2019, all expiring 5 years from the original date of issuance. The warrant repricing period was effective from April 8, 2020 to May 22, 2020. In April and May 2020, the Company received gross proceed of C$1,239,195 from the exercise of 158,871 warrants from the warrant repricing program. At the end of the warrant repricing period, the warrants reverted to the original exercise price. All other terms of the warrants remain unchanged.
On April 15, 2020, the Company granted 2,500 Stock Options with an exercise price per Stock Option of C$9.00 to certain directors, executives and employees. No consideration was received by the Company for the issuance.
On October 23, 2020, the Company proceeded with a private placement offering (the “SW Offering”) of 279,613 special warrants (“Special Warrant”) at a price of C$7.20 per Special Warrant, for aggregate gross proceeds of up to C$3,000,000. The SW Offering closed in two tranches: the first in the amount of 230,326 Special Warrants closed on November 5, 2020 raising gross proceeds of $1,658,349.72; and the second in the amount of 40,000 Special Warrants closed on November 16, 2020, raising gross proceeds of $288,000 (the November 5 and 16, 2020 closings collectively, the “Closing”). Each Special Warrant is exercisable without payment of any additional consideration by the holder, into one unit (“Special Unit”), with each Special Unit consisting of one Common Share and one transferable Common Share purchase warrant (“Unit Warrant”). Each Unit Warrant entitles the holder thereof to acquire one Common Share (“Unit Warrant Share”) at an exercise price of C$12.00 per Unit Warrant Share for a period of 60 months after the Closing, subject to acceleration of the expiry date described as follows. If at any time after the expiry of the four-month hold period applicable to the Unit Warrants, the twenty-day VWAP of the common shares on the TSX, or such other exchange on which the common shares may be listed, is greater than C$36.00, the Company may deliver a notice to the holders of Unit Warrants accelerating the expiry date to a date that is not less than 30 days following the date of such notice. In connection with Offering, the Company issued 8,120 compensation warrants (“Compensation Warrants”) on November 5, 2020 and an additional 1,167 Compensation Warrants on November 16, 2020 for a total of 9,287 Compensation Warrants. The Compensation Warrants have the same terms as the Unit Warrants, except that the compensation warrants were immediately issued on November 5 and 16, 2020.
The Special Warrants will be deemed to be automatically exercised at 1:00 p.m. PT (the “Deemed Exercise Time”) on the earlier of the date that is (i) the third business day after a receipt for a final prospectus qualifying the distribution of the shares and Unit Warrants issuable upon the conversion of the Special Warrants and (ii) 4 months and one day after the issue date of the Special Warrants. The Special Warrants will be deemed to have been exercised, delivered and surrendered by the holder thereof immediately prior to the Deemed Exercise Time without any further action on the part of the holder. The Company filed a preliminary short form prospectus dated November 26, 2020 to qualify the distribution of certain Units Warrants upon deemed conversion of the Special Warrants. However, the Special Warrants automatically converted on March 5, 2021 and March 17, 2021, as applicable, during the review process. The Corporation therefore did not file a final short form prospectus and a final receipt was not issued.
2021
On March 5 and 17, 2021, the Special Warrants issued by the Company in the SW Offering automatically converted, without payment of any additional consideration by the holder of the Special Warrants, into Special

Units of the Company consisting of one Common Share and one Unit Warrant, pursuant to the terms of the Special Warrant. Upon the conversion of the Special Warrants, the holders of the Special Warrants were issued a total of 279,613 common shares and 279,613 Unit Warrants.
On March, 22, 2021, the Company completed a private placement for gross proceeds of $7 million by debentures convertible into common shares, at the option of the debenture holder, at $6.00 per Common Share and accrue interest at 1% per annum, which is payable annually. Interest may be paid in cash or in common shares, at the option of ProMIS (such number of common shares area to be determined by dividing the interest due by the 5-day VWAP of the common shares). The Debentures mature on March 22, 2026, and ProMIS has the option, prior to the maturity date, to force conversion of the Debentures at the conversion price upon raising $50 million in equity and/or debt cumulatively. At maturity ProMIS may redeem the outstanding principal amount of the Debentures in either cash or common shares at the then current 5-day VWAP less a 10% discount, or at its election, a combination thereof.
On March 30, 2021, the Company granted 25,000 Stock Options with an exercise price per Stock Option of C$10.20 to certain directors, executives and employees. No consideration was received by the Company for the issuance.
On May 14, 2021, the Company granted 12,500 Stock Options with an exercise price per Stock Option of C$10.80 to certain directors, executives and employees. No consideration was received by the Company for the issuance.
On June 30, 2021, the Company granted 833 Stock Options with an exercise price per Stock Option of C$12.60 to certain directors, executives and employees. No consideration was received by the Company for the issuance.
On June 30, 2021, the Company granted 40,625 Stock Options with an exercise price per Stock Option of C$18.00 to certain directors, executives and employees. No consideration was received by the Company for the issuance.
On August 12, 2021, the Company granted 1,667 Stock Options with an exercise price per Stock Option of C$14.4 to certain directors, executives and employees. No consideration was received by the Company for the issuance.
On August 25, 2021, the Company completed a public offering of 2,096,357 units at a price of $9.60 for gross proceeds of $20,125,000 and the issuance of 146,744 compensation warrants with a strike price of $9.60. Each unit consisted of one Common Share and one-quarter purchase warrant. Each purchase warrant entitles the holder thereof to purchase one common share at an exercise price of $12.60 per share at any time for five years.
On September 1, 2021, the Company granted 8,333 Stock Options with an exercise price per Stock Option of C$12.60 to certain directors, executives and employees. No consideration was received by the Company for the issuance.
On September 22, 2021, the Company granted 58,333 Stock Options with an exercise price per Stock Option of C$11.40 to certain directors, executives and employees. No consideration was received by the Company for the issuance.
On November 12, 2021, the Company granted 8,333 Stock Options with an exercise price per Stock Option of C$10.80 to certain directors, executives and employees. No consideration was received by the Company for the issuance.
On December 9, 2021, the Company granted 41,667 Stock Options with an exercise price per Stock Option of C$8.40 to certain directors, executives and employees. No consideration was received by the Company for the issuance.
2022
On February 10, 2022, the Company granted 112,500 Stock Options with an exercise price per Stock Option of C$8.40 to certain directors, advisors, executives and employees. No consideration was received by the Company for this issuance.

On February 14, 2022, the Company granted 8,333 Stock Options with an exercise price per Stock Option of C$8.40 to certain employees. No consideration was received by the Company for this issuance.
On April 14, 2022, the Company granted 30,833 Stock Options with an exercise price per Stock Option of C$7.20 to a certain employee. No consideration was received by the Company for this issuance.
Between June 17, 2022 and June 19, 2022, in satisfaction of the notices of conversion received from the holders of the Amended and Restated Debentures, the Company issued, in the aggregate, 70,000,000 Series 1 Preferred Shares to the Amended and Restated Debenture holders in accordance with the terms of the Amended and Restated Debentures and made cash payments to settle accrued interest through the conversion dates in the amount of $17,069. At the holder’s option, the Amended and Restated Debentures are convertible into common shares after giving effect to any capital reorganization of the Company, resulting in 1,166,666 common shares reserved for issuance.
On September 19, 2022, the Company granted 208,334 stock options with an exercise price per stock option of $7.10 to Dr. Farfel in connection with her appointment as CEO of the Company.
On October 11, 2022, the Company completed the PIPE Offering of 1,383,755 PIPE Units to Selling Shareholders for gross proceeds of approximately $7.47 million before deducting placement agent fees and other offering expenses.
Item 16.
Exhibits and Financial Statement Schedules.

(a)   Exhibits.
Exhibit No.	Description of Exhibit
1.1
Amended and Restated Placement Agent Agreement, dated September 22, 2022, by and between ProMIS Neurosciences Inc. and Ceros Financial Services, Inc. (incorporated herein by reference to Exhibit 1.1 to ProMIS’ Current Report on Form 8-K filed October 17, 2022).

1.2
Amendment No. 1 to Amended and Restated Placement Agent Agreement, dated October 5, 2022 by and between ProMIS Neurosciences Inc. and Ceros Financial Services, Inc. (incorporated herein by reference to Exhibit 1.2 to ProMIS’ Current Report on Form 8-K filed October 17, 2022).

3.1	Articles. (incorporated herein by reference to Exhibit 3.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.1	Certificate of Amendment to the Articles dated July 8, 2015. (incorporated herein by reference to Exhibit 3.1.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.2	Certificate of Amendment to the Articles dated June 17, 2022. (incorporated herein by reference to Exhibit 3.1.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.3	Certificate of Amendment to the Articles dated June 21, 2022. (incorporated herein by reference to Exhibit 3.1.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.2	Amended and Restated By-law No. 1. (incorporated herein by reference to Exhibit 3.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.2.1	By-law No. 2. (incorporated herein by reference to Exhibit 3.2.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
4.1
Form of Amended and Restated Unsecured Convertible Debenture dated June 17, 2022. (incorporated herein by reference to Exhibit 4.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

4.2	Form of PIPE Warrant. (incorporated herein by reference to Exhibit 4.2 to ProMIS’ Current Report on Form 8-K filed October 17, 2022).
4.3	Form of Placement Agent Warrant. (incorporated herein by reference to Exhibit 4.3 to ProMIS’ Current Report on Form 8-K filed October 17, 2022)
5.1	Opinion of McMillan LLP. (incorporated herein by reference to Exhibit 5.1 to Registration Statement on Form S-1 filed on November 1, 2022, as amended)

Exhibit No.	Description of Exhibit
10.1+
Joint Venture Agreement dated July 7, 2020 by and between ProMIS Neurosciences Inc. and BC Neuroimmunology Lab Inc. (incorporated herein by reference to Exhibit 10.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.2+
Joint Venture Agreement dated July 8, 2020 by and between ProMIS Neurosciences Inc. and BC Neuroimmunology Lab Inc. (incorporated herein by reference to Exhibit 10.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3+
Collaborative Research Agreement by and between The University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc. effective April 1, 2016. (incorporated herein by reference to Exhibit 10.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3.1+
Amendment No. 1 dated February 13, 2017 to the Collaborative Research Agreement by and between The University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.3.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3.2+
Amendment No. 2 dated July 5, 2018 to the Collaborative Research Agreement by and between The University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.3.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3.3+
Amendment No. 3 dated February 13, 2019 to the Collaborative Research Agreement by and between The University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.3.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3.4+
Amendment No. 4 dated September 9, 2019 to the Collaborative Research Agreement by and between The University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.3.4 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.3.5+
Amendment No. 5 dated January 11, 2022 to the Collaborative Research Agreement by and between the University of British Columbia and Provincial Health Services Authority (on behalf of Children’s & Women’s Health Centre of British Columbia Branch, a public hospital) and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.3.5 to ProMIS’ Registration Statement on Form S-1 filed on November 1, 2022, as amended).

10.3.6+
Memo dated November 24, 2021 confirming increase of ProMIS Neurosciences Inc. SRA with the University of British Columbia. (incorporated herein by reference to Exhibit 10.3.6 to ProMIS’ Registration Statement on Form S-1 filed on November 1, 2022, as amended).

10.4+
Amended and Restated License Agreement dated October 6, 2015 by and between The University of British Columbia and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.4 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.5+
License Agreement dated August 3, 2006 by and between Amorfix Life Sciences Ltd. and an Affiliate of Biogen Idec Inc. (incorporated herein by reference to Exhibit 10.5 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.6+
Exclusive License Agreement dated July 14, 2010 by and between Amorfix Life Sciences Ltd. and Biogen Idec MA Inc. (incorporated herein by reference to Exhibit 10.6 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

Exhibit No.	Description of Exhibit
10.7+
License Agreement dated April 4, 2006 by and between University Health Network and Amorfix Life Sciences Inc. (incorporated herein by reference to Exhibit 10.7 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.7.1
Amendment dated July 13, 2006 to the License Agreement dated April 4, 2006 by and between University Health Network and Amorfix Life Sciences Inc. (incorporated herein by reference to Exhibit 10.7.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.7.2+
Amendment No. 2 dated July 11, 2007 to the License Agreement dated April 4, 2006 by and between University Health Network and Amorfix Life Sciences Ltd. (incorporated herein by reference to Exhibit 10.7.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.7.3+
Amendment No. 3 dated November 4, 2013 to the to the License Agreement dated April 4, 2006 by and between University Health Network and Amorfix Life Sciences Ltd. (incorporated herein by reference to Exhibit 10.7.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.8†+
Consulting Agreement dated April 1, 2021 by and between Elliot Paul Goldstein, MD and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.8 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.8.1†+
Consulting Agreement dated October 1, 2021 by and between Elliot Goldstein, MD and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.8.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.9†+
Advisory Consulting Agreement dated May 26, 2021 by and between ProMIS Neurosciences Inc. and David Wishart. (incorporated herein by reference to Exhibit 10.9 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.10†+
Consulting and Advisory Agreement dated March 1, 2005 by and between Amorfix Life Sciences Ltd. And Neil Cashman. (incorporated herein by reference to Exhibit 10.10 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.11†+
Consulting Agreement dated June 29, 2015 by and between Amorfix Life Sciences Ltd. and Virtua, LLC. (incorporated herein by reference to Exhibit 10.11 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.12†+
Consulting Agreement dated October 17, 2016 by and between ProMIS Neurosciences Inc. and Danforth Advisors, LLC. (incorporated herein by reference to Exhibit 10.12 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.12.1†+
Amendment No. 1 dated March 27, 2017 to Consulting Agreement dated October 17, 2016 by and between ProMIS Neurosciences Inc. and Danforth Advisors, LLC. (incorporated herein by reference to Exhibit 10.12.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.12.2†
Amendment No. 2 dated December 12, 2017 to Consulting Agreement dated October 17, 2016 by and between ProMIS Neurosciences Inc. and Danforth Advisors, LLC. (incorporated herein by reference to Exhibit 10.12.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.12.3†
Amendment No. 3 dated August 28, 2018 to Consulting Agreement dated October 17, 2016 by and between ProMIS Neurosciences Inc. and Danforth Advisors, LLC. (incorporated herein by reference to Exhibit 10.12.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.12.4†+
Amendment No. 4 dated March 27, 2017 to Consulting Agreement dated October 17, 2016 by and between ProMIS Neurosciences Inc. and Danforth Advisors, LLC. (incorporated herein by reference to Exhibit 10.12.4 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.13	Form of Finder’s Warrant Certificate dated April 30, 2018. (incorporated herein by reference to Exhibit 10.13 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

Exhibit No.	Description of Exhibit
10.14	Form of Non-US Warrant Certificate dated April 30, 2018. (incorporated herein by reference to Exhibit 10.14 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.15	Form of Employee Stock Option Commitment. (incorporated herein by reference to Exhibit 10.15 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.16+
Form of Unit Subscription Agreement for Non-U.S. Subscribers dated February 25, 2020. (incorporated herein by reference to Exhibit 10.16 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.17+
Form of Unit Subscription Agreement for Non-U.S. Subscribers dated June 17, 2019. (incorporated herein by reference to Exhibit 10.17 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.18+
Form of Unit Subscription Agreement for U.S. Subscribers dated November 27, 2018. (incorporated herein by reference to Exhibit 10.18 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.19+
Form of Unit Subscription Agreement for U.S. Subscribers dated October 21, 2019. (incorporated herein by reference to Exhibit 10.19 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.20+
Form of Unit Subscription Agreement for U.S. Subscribers dated April 13, 2018. (incorporated herein by reference to Exhibit 10.20 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.21+
Form of Unit Subscription Agreement for Non-U.S. Subscribers dated April 13, 2018. (incorporated herein by reference to Exhibit 10.21 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.22+
Form of Unit Subscription Agreement for Non-U.S. Subscribers dated November 27, 2018. (incorporated herein by reference to Exhibit 10.22 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.23+
Form of Unit Subscription Agreement for Non-U.S. Subscribers dated October 21, 2019. (incorporated herein by reference to Exhibit 10.23 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.24+	Form of Finder’s Warrant Certificate dated November 2020. (incorporated herein by reference to Exhibit 10.24 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.25+	Form of Non-U.S. Finder’s Warrant Certificate dated January 2019. (incorporated herein by reference to Exhibit 10.25 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.26+	Form of Non-U.S. Warrant Certificate dated January 2019. (incorporated herein by reference to Exhibit 10.26 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.27+	Form of Non-U.S. Warrant Certificate dated June 2019. (incorporated herein by reference to Exhibit 10.27 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.28+	Form of U.S. Warrant Certificate dated January 2019. (incorporated herein by reference to Exhibit 10.28 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.29+	Form of U.S. Warrant Certificate dated November 2020. (incorporated herein by reference to Exhibit 10.29 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.30	Form of Special Warrant Certificate dated November 4, 2020. (incorporated herein by reference to Exhibit 10.30 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.31	Form of U.S. Special Warrant Certificate dated November 4, 2020. (incorporated herein by reference to Exhibit 10.31 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.32+	Form of Warrant Certificate dated November 2020. (incorporated herein by reference to Exhibit 10.32 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

Exhibit No.	Description of Exhibit
10.33+
Technology License Agreement dated February 1, 2006 by and between Dr. Neil Roy Cashman and Amorfix Life Sciences Ltd. (incorporated herein by reference to Exhibit 10.33 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.34+
Service Agreement dated September 1, 2020 by and between The University of Saskatchewan and ProMIS Neurosciences Inc. (incorporated herein by reference to Exhibit 10.34 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.35+
Assignment Agreement dated February 18, 2005 by and between Neil R. Cashman and Marty Lehto and the Governing Council of the University of Toronto and Amorfix Life Sciences Ltd. (incorporated herein by reference to Exhibit 10.35 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.35.1
Amendment Agreement dated April 1, 2005 to the Assignment Agreement dated February 18, 2005 by and between Neil R. Cashman and Marty Lehto and the Governing Council of the University of Toronto and Amorfix Life Sciences Ltd. (incorporated herein by reference to Exhibit 10.35.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.36†+
Executive Employment Agreement of Eugene Williams dated December 31, 2021. (incorporated herein by reference to Exhibit 10.36 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.37†+
Executive Employment Agreement of Gavin Malenfant dated December 31, 2021. (incorporated herein by reference to Exhibit 10.37 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.38†	ProMIS Neurosciences Inc. 2015 Stock Option Plan. (incorporated herein by reference to Exhibit 10.38 to ProMIS’ Registration Statement on Form S-1 filed on November 1, 2022, as amended).
10.39†
Amorfix Life Sciences Ltd. Deferred Share Unit Plan for Canadian Senior Officers. (incorporated herein by reference to Exhibit 10.39 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.40	Form of Non-U.S. Finder’s Warrant Certificate dated November 2019. (incorporated herein by reference to Exhibit 10.40 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.41	Form of Non-U.S. Warrant Certificate dated November 2019. (incorporated herein by reference to Exhibit 10.41 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.42	Form of U.S. Warrant Certificate dated November 2019. (incorporated herein by reference to Exhibit 10.42 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.43	Form of Non-U.S. Warrant Certificate dated November 2020. (incorporated herein by reference to Exhibit 10.43 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.44	Form of Broker Warrant dated August 2021. (incorporated herein by reference to Exhibit 10.44 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.45	Form of Non-U.S. Warrant Certificate dated August 2021. (incorporated herein by reference to Exhibit 10.45 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.46	Form of U.S. Warrant Certificate dated August 2021. (incorporated herein by reference to Exhibit 10.46 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
10.47†+
Consulting Agreement dated April 1, 2022 by and between ProMIS Neurosciences Inc. and Larry Altstiel. (incorporated herein by reference to Exhibit 10.47 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).

10.48
Strategic Services Agreement, dated September 12, 2022, by and between ProMIS Neurosciences Inc. and Eugene Williams, effective September 19, 2022. (incorporated herein by reference to Exhibit 10.48 to ProMIS’ Current Report on Form 8-K filed September 13, 2022).

10.49
Executive Employment Agreement of Gail Farfel dated September 12, 2022, effective September 19, 2022. (incorporated herein by reference to Exhibit 10.49 to ProMIS’ Current Report on Form 8-K filed September 13, 2022).

Exhibit No.	Description of Exhibit
10.50+
Unit Purchase Agreement by and between ProMIS Neurosciences Inc. and various investors. (incorporated herein by reference to Exhibit 10.50 to ProMIS’ Registration Statement on Form S-1 filed on November 1, 2022, as amended).

10.51
Registration Rights Agreement by and between ProMIS Neurosciences Inc. and various investors. (incorporated herein by reference to Exhibit 10.51 to ProMIS’ Registration Statement on Form S-1 filed on November 1, 2022, as amended).

10.52
Executive Employment Agreement of Neil Cashman dated January 21, 2022, effective February 1, 2022. (incorporated herein by reference to Exhibit 10.52 to ProMIS’ Registration Statement on Form S-1 filed on November 1, 2022, as amended).

16.1
Letter from PricewaterhouseCoopers LLP dated July 28, 2022 to the Securities and Exchange Commission regarding change in certifying accountant. (incorporated herein by reference to Exhibit 16.1 to ProMIS’ Current Report on Form 8-K filed July 29, 2022).

23.1*	Consent of Baker Tilly US, LLP.
23.2	Consent of McMillan LLP. (included within Exhibit 5.1 hereto).
24.1	Power of Attorney. (included on the signature page to the initial filing of the Registration Statement).
107	Filing Fee Table. (incorporated herein by reference to Exhibit 107 to ProMIS’ Registration Statement on Form S-1 filed on November 1, 2022, as amended).

*
Filed herewith.

†
Indicates a management contract or compensatory plan or arrangement.

+
Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(5), 601(a)(6) and/or Item 601(b)(10)(iv) of Regulation S-K.

(b)
All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.
Undertakings.

The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.
(5)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)
That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ontario, Canada, on March 17, 2023.
PROMIS NEUROSCIENCES INC
By:
*

Name:
Gail Farfel, Ph.D.

Title:
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amended registration statement has been signed by the following persons in the capacities indicated on March 17, 2023.
Name	Title
By: * Gail Farfel, Ph.D.	Chief Executive Officer (Principal Executive Officer)
By: * Daniel Geffken	Chief Financial Officer (Principal Financial Officer)
By: /s/ Max A. Milbury Max A. Milbury	Director of Finance (Principal Accounting Officer)
By: * Eugene Williams	Chairman
By: * Maggie Shafmaster	Lead Independent Director
By: * Neil Cashman, M.D.	Director
By: * William Wyman	Director
By: * Patrick Kirwin	Director
By: * Richard Gregory	Director
By: * Josh Mandel-Brehm	Director

Name	Title
By: * Neil Warma	Director
By: * Gail Farfel, Ph.D.	Authorized Representative in the United States

*
Pursuant to Power of Attorney

By: /s/ Max A. Milbury Max A. Milbury As Attorney-in-Fact